Exhibit 99.1

IMMPACT BIO USA, INC.

Exhibit 99.1
INDEPENDENT AUDITOR’S REPORT
To the shareholders and the Board of Directors of ImmPACT Bio USA, Inc.
Opinion
We have audited the consolidated financial statements of ImmPACT Bio USA, Inc. and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2023, and the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows, for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the "financial statements").
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Substantial Doubt About the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has sustained recurring operating losses and negative operating cash flows from operations since inception and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Exhibit 99.1
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte and Touche LLP
May 3, 2024

Exhibit 99.1
IMMPACT BIO USA, INC.
Consolidated Balance Sheets
(in thousands, except share and par value data)

DECEMBER 31,
2023
Assets
Current assets:
Cash and cash equivalents	$39,911
Short-term investments	1,245
Prepaid expenses and other current assets	1,650
Total current assets	42,806
Property and equipment, net	5,911
Operating lease right-of-use assets, net	7,950
Restricted cash	1,398
Other assets	459
Total assets	$58,524
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,742
Other current liabilities	9,810
Total current liabilities	11,552
Lease liability	2,074
Total liabilities	$13,626
Commitments and contingencies (Note 7)
Convertible preferred stock, $0.0001 par value; 9,561,430 shares authorized as of December 31, 2023; 9,561,430 shares issued and outstanding as of December 31, 2023 (aggregate liquidation value of $169.5 million as of December 31, 2023).	$143,298
Stockholders’ deficit:
Common stock, $0.0001 par value; 16,728,000 shares authorized; 3,231,325 shares issued and outstanding as of December 31, 2023.	—
Additional paid-in capital	38,396
Accumulated deficit	(136,796)
Total stockholders’ deficit	(98,400)
Total liabilities, convertible preferred stock and stockholders’ deficit	$58,524

See accompanying notes to consolidated financial statements.

IMMPACT BIO USA, INC.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

YEAR ENDED DECEMBER 31,
2023
Operating expenses:
Research and development	$43,980
General and administrative	18,856
Total operating expenses	62,836
Loss from operations	(62,836)
Interest income	2,841
Other income, net	1,091
Net loss	$(58,904)
Net loss per share, basic and diluted	$(18.24)
Weighted-average common shares outstanding, basic and diluted	3,228,782
Other comprehensive loss	(1,273)
Comprehensive loss	$(60,177)

See accompanying notes to consolidated financial statements.

IMMPACT BIO USA, INC.
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share data)

	CONVERTIBLE PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID-IN	ACCUMULATED OTHER COMPREHENSIVE	ACCUMULATED	TOTAL STOCKHOLDERS’
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	INCOME	DEFICIT	DEFICIT
Balance at December 31, 2022	9,561,430	$143,298	3,225,697	$—	$24,798	$1,273	$(77,892)	$(51,821)
Net loss	—	—	—	—	—	—	(58,904)	(58,904)
Vesting of common stock subject to a repurchase feature (Note 10)	—	—	—	—	5,697	—	—	5,697
Issuance of common stock upon exercise of stock options	—	—	5,628	—	1	—	—	1
Stock-based compensation expense	—	—	—	—	7,900	—	—	7,900
Reclassification of cumulative translation adjustment to income upon disposal of assets in a foreign entity	—	—	—	—	—	(1,273)	—	(1,273)
Balance at December 31, 2023	9,561,430	$143,298	3,231,325	$—	$38,396	$—	$(136,796)	$(98,400)

See accompanying notes to consolidated financial statements.

IMMPACT BIO USA, INC.
Consolidated Statements of Cash Flows
(in thousands)

YEAR ENDED DECEMBER 31,
2023
Cash flows from operating activities:
Net loss	$(58,904)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	964
Stock-based compensation expense	7,900
Reclassification of cumulative translation adjustment to income	(1,273)
Loss on disposed assets	166
Accretion of discount on investments	(1,330)
Noncash lease expense	1,703
Changes in operating assets and liabilities:
Prepaid expenses and other assets	606
Operating lease right-of-use assets	(664)
Accounts payable	629
Other current liabilities	3,093
Net cash used in operating activities	(47,110)
Cash flows from investing activities:
Cash paid for property and equipment	(1,857)
Cash proceeds from sale of fixed assets	268
Purchases of short-term investments	(10,845)
Sales and maturities of short-term investments	89,250
Net cash provided by investing activities	76,816
Cash flows from financing activities:
Proceeds from exercise of common stock options	1
Net cash provided by financing activities	1
Net increase in cash, cash equivalents and restricted cash	29,707
Cash, cash equivalents, and restricted cash, beginning of period	11,602
Cash, cash equivalents, and restricted cash, end of period	$41,309
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$39,911
Restricted cash	1,398
Total cash, cash equivalents, and restricted cash	$41,309
Noncash investing and financing activities:
Operating lease right-of-use assets not paid for in accounts payable and other current liabilities	$176
Vesting of common stock subject to a repurchase feature	$5,697

See accompanying notes to consolidated financial statements.

IMMPACT BIO USA, INC.
Notes to the Consolidated Financial Statements
As of and for the Year Ended December 31, 2023

1. DESCRIPTION OF BUSINESS
IMMPACT BIO USA, INC. (“ImmPACT Bio” or the “Company”) was incorporated in the State of Delaware in July 2019 and research and development operations were established in Camarillo, California. The Company is a clinical-stage biopharmaceutical company developing a new generation of cell therapies for patients suffering from cancer and autoimmune diseases. The Company is developing CAR T-cell therapy product candidates, targeting validated antigens, designed to address key limitations of existing therapies, including the lack of deep, durable responses and toxicity, while expanding the number of patients and indications that can be treated.
ImmPACT Bio LTD, an Israeli company (the “Subsidiary”), was incorporated in November 2016 and began operations during 2017. During 2017 to 2019 the Subsidiary was operating in the biotechnological incubator FutuRx Ltd in Israel. On May 16, 2020, the Subsidiary transferred its licensed technology to the Company. During 2023 the Company wound down research and development activities at the Subsidiary.
In July 2021, the Company completed the acquisition of Kalthera, Inc. (“Kalthera”), a startup biotechnology company engaged in the development of bispecific CAR-T cell immunotherapy for the treatment of patients with relapsed or refractory B-cell lymphoma and other CAR-T technologies, whereby it acquired all the outstanding shares of Kalthera. This was determined to be an asset acquisition. Kalthera is a non-operating subsidiary of the Company.
As of August 2022, the Company is located and headquartered in West Hills, California. All domestic and foreign subsidiaries are wholly owned by the Company.
Risks and Uncertainties
The Company is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses (see below), competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.
Liquidity and Going Concern
As an emerging growth company in the early commercialization stage of its lifecycle, the Company is subject to inherent risks and uncertainties associated with the development of the enterprise. In this regard, substantially all of the Company’s efforts to date have been devoted to the development of its immunotherapy technology, investment in related technology through mergers and acquisitions, the recruitment of management and technical staff, and raising capital to fund the development of the enterprise. As a result of these efforts, the Company has incurred significant losses and negative cash flows from operations since its inception, has an accumulated deficit of $136.8 million as of December 31, 2023 and expects to continue to incur such losses, and negative operating cash flows for the foreseeable future until such time that the Company reaches a scale of profitability to sustain its operations.
In order to execute its strategy, the Company has historically relied on outside capital primarily through the issuance of preferred stock and equity (collectively “outside capital”) to fund its cost structure, and the Company expects to continue to rely on outside capital for the foreseeable future. Furthermore, if the Company issues equity securities to raise additional funds, its existing stockholders may experience dilution, and the new equity securities may have rights, preferences and privileges senior to those of the Company’s existing stockholders. While the Company’s long term goal is to eventually reach a level of profitability to sustain its operations, there can be no assurance it will be able to achieve such profitability or do so in a manner that does not require its continued reliance on outside capital or other sources of capital. Moreover, while the Company has historically been successful in raising outside capital, there can be no assurance the Company will be able to continue to obtain outside capital or other means of capital in the future or do so on terms that are acceptable to the Company.
These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on the basis that the Company will continue to operate as a going concern, which contemplates that the Company will be able to realize assets and settle liabilities and commitments in the normal course of business for the foreseeable future. Accordingly, the accompanying consolidated financial statements do not include any adjustments that may result from the outcome of these uncertainties.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP).
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Financial Statement Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates or assumptions. Management considers many factors in selecting appropriate financial accounting policies, and in developing the estimates and assumptions that are used in the preparation of the consolidated financial statements. Management must apply significant judgment in this process. The more significant estimates include the fair value of the Company’s common stock and the valuation of the Company’s stock awards.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash and cash equivalents. Cash and cash equivalents are recorded at cost, which approximates fair value. The Company’s cash balances exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances.
Short-Term Investments
Short-term investments are marketable securities with maturities greater than three months but less than one year from date of purchase. As of December 31, 2023 short-term investments consisted of $1.2 million in Federal Home Loan Bank holdings. The short-term investments as of December 31, 2023 are considered to be held to maturity and are carried at amortized cost. Interest income earned on the Company’s cash, cash equivalents, and short-term investments, and amortization or accretion of discounts and premiums on investments are included within interest income on the Company’s consolidated statements of operations and comprehensive loss.

Fair Value of Financial Instruments
The availability of observable inputs can vary among the various types of financial assets and liabilities. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for financial statement disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is categorized is based on the lowest level input that is significant to the overall fair value measurement. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy, as follows:
Level 1—Quoted prices for identical instruments in active markets.
Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.
Level 3—Significant inputs to the valuation model are unobservable.
The following tables show the Company’s cash, cash equivalents, short-term investments and restricted cash by significant investment category as of December 31, 2023 (in thousands):

AS OF DECEMBER 31, 2023	AMORTIZED COST	UNREALIZED GAINS	UNREALIZED LOSSES	FAIR VALUE	CASH AND CASH EQUIVALENTS	SHORT-TERM INVESTMENTS	RESTRICTED CASH
Cash	$5,647	$—	$—	$5,647	$4,249	$—	$1,398
Level 1
Money market funds	35,662	—	—	35,662	35,662	—	—
Level 2
Federal Home Loan Bank	1,246	—	(1)	1,245	—	1,245	—
Total	$42,555	$—	$(1)	$42,554	$39,911	$1,245	$1,398

All financial instruments described in the table above have maturities of less than one year as of December 31, 2023. The carrying amounts reported in the consolidated financial statements for cash, cash equivalents, prepaid expenses, accounts payable, and other current liabilities approximate their fair value due to their relatively short maturities.
Property and Equipment, Net
Property and equipment, net are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. The Company uses an estimated useful life of seven years for laboratory equipment and furniture and five years for computers and software. Leasehold improvements are amortized over the shorter of the lease-term or the estimated useful life of the related asset.
Impairment of Long-Lived Assets
The Company evaluates its long-lived assets, which consist primarily of property and equipment and operating lease right-of-use assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the long-lived asset in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset (or asset group) to the estimated undiscounted future cash flows expected to be generated by the asset (or asset group). If the carrying amount of an asset (or asset group) exceeds its expected estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset (or asset group) exceeds its fair value. There were no impairment losses recognized during the year ended December 31, 2023.
Leases
The Company accounts for leases in accordance with Accounting Standards Codification (“ASC”) 842, Leases. 842, Leases. The Company has real estate leases for its corporate office and lab space located in West Hills, California and the country of Israel, respectively. The Company determines if an arrangement contains a lease at contract inception. The Company has lease agreements with lease and non-lease components, which are accounted for together as a single lease component for all underlying classes of assets.
Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the estimated lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of the minimum lease payments over the lease term.
When readily determinable, the Company uses the rate implicit in the lease agreement in determining the present value of lease payments. As the implicit rate generally is not available, the Company uses its incremental borrowing rate based on information available at the lease commencement date, including the lease term. The Company’s incremental borrowing rate for a lease is the rate of interest expected to be paid on a collateralized basis to borrow an amount equal to the lease payments under similar terms. Because the Company does not borrow on a collateralized basis, the Company considers a combination of factors, including its credit-adjusted risk-free interest rate, the risk profile and the lease term and the effect of adjusting the rate to reflect consideration of collateral.
The Company recognizes an operating lease ROU asset and lease liability for leases with a contractual term greater than twelve months at the time of lease inception. The Company does not record leases with an initial term of twelve months or less on the consolidated balance sheet and the Company recognizes lease expense on a straight-line basis over the lease term. The Company reviews contracts for identified assets where the Company has the right to direct the use of the asset and record those agreements as embedded leases on the consolidated balance sheet. The Company’s leases often include options to extend or terminate at the Company’s sole discretion, which are included in the determination of lease term when they are reasonably certain to be exercised.
Total lease costs recorded as rent and other occupancy costs include fixed operating lease costs, variable lease costs and short-term lease costs. The Company’s real estate leases require payment of certain expenses, such as common area maintenance costs, real estate taxes and other executory costs, of which the fixed portion is included in operating lease costs. Operating lease costs are recognized on a straight-line basis over the lease term. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.
The ROU asset is measured at the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, initial direct costs and any tenant improvement allowances received. Leasehold improvements that are determined to be lessor-owned are included as prepaid lease payments for this calculation. ROU assets are reduced over the lease term by the recognized straight-line lease expense less the amount of accretion of the lease liability determined using the effective interest method. ROU assets are tested for impairment in the same manner as long-lived assets.

Restricted Cash
The Company classifies all cash whose use is limited by contractual provisions as restricted cash. Restricted cash arises from the requirement for the Company to maintain cash of $1.2 million as collateral for two letters of credit in favor of the Company’s landlords. The Company may not access these funds until it vacates the office spaces. One lease terminated in April 2024 and the other lease terminates in January 2028 (see Note 5).
General and Administrative Expenses
General and administrative expenses include personnel-related costs, including salaries, bonuses, related benefits and stock-based compensation expenses for executive management, finance administration and human resources, allocated facilities-related costs, professional service fees (including legal and consulting services relating to intellectual property and corporate matters), and other general overhead costs to support operations, including depreciation expense. The Company expenses general and administrative expenses in the period in which they are incurred.
Research and Development Expenses
Research and development costs are expensed as incurred. Research and development expenses include compensation, employee benefits, and stock-based compensation for scientists and other research related employees as well as supplies and materials, facility costs (including rent), depreciation, and fees paid to outside consultants and contract research organizations.
Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of December 31, 2023, the Company has recorded a full valuation allowance against its deferred tax assets (see Note 11).
The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.
Stock-Based Compensation
The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. The Company accounts for awards with performance conditions by recognizing stock-based compensation expense when the associated conditions are satisfied. Forfeitures are recognized as a reduction of stock-based compensation expense as they occur. The Company uses the Black-Scholes option pricing model to determine the fair value of stock option awards. The Black-Scholes option pricing model requires the use of highly subjective and complex assumptions, which determine the fair value of share-based awards, including:
Fair value of common stock. The fair value of the Company’s common stock is determined on a periodic basis, with the assistance of an independent third-party valuation expert. These valuations are determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Technical Practice Aid (Valuation of Privately-Held-Company Equity Securities Issued as Compensation). The Company utilized a dual option pricing model for the valuation, assuming an IPO exit and non-IPO exit and its associated impact on the cap structure at each specific future exit event. The assumptions underlying these valuations represent management’s best estimates, which involved inherent uncertainties and the application of significant levels of management judgment. Management considers, among other things, independent third-party valuations, the Company’s stage of development and business strategy, results of operations and financial position; valuation of comparable publicly traded companies; the lack of marketability of the Company’s common stock; the prices at which the Company sold shares of its convertible preferred stock to investors in arm’s length transactions and the rights, preferences, and privileges of convertible preferred stock relative to those of the Company’s common stock; the likelihood of achieving a liquidity event, such as an initial public offering (“IPO”), or sale, given prevailing market conditions; trends and developments in the biotechnology industry and the Company’s competitive landscape; and U.S. market conditions and the economy.
Risk-free interest rate. The Company bases the risk-free interest rate assumption on the U.S. Treasury’s rates for U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being valued.
Expected volatility. The expected volatility assumption is analyzed over a period commensurate with the expected term of the stock option awards. The Company determines the expected volatility based on the historical volatilities of its peer group, as it does not have a trading history for its shares. Industry peers consist of several public companies in the biotechnology industry similar to the Company in size, stage of life cycle, and financial leverage. The Company intends to consistently apply this process using the same or similar public companies until a sufficient amount of historical information regarding the volatility of its own stock price becomes available, or unless circumstances change such that the identified companies are no longer similar to the Company, in which case, more suitable companies whose share prices are publicly available would be utilized in the calculation.
Expected term. The expected term represents the period of time that options are expected to be outstanding. Because the Company does not have historical exercise behavior, it determines the expected term assumption using the simplified method, which is an average of the contractual term of the option and its vesting period.
Expected dividend yield. The Company bases the expected dividend yield assumption on the fact that it has never paid cash dividends and has no present intention to pay cash dividends.
Employee Benefit Plan
The Company sponsors a qualified 401(k) defined contribution plan covering eligible U.S. employees. Participants may contribute a portion of their annual compensation limited to a maximum annual amount set by the Internal Revenue Service. There were $0.2 million of employer contributions under this plan for the year ended December 31, 2023.
Israeli employees are eligible for pension and statutory education benefits that are accrued on the consolidated balance sheet as earned and are inconsequential.

Pursuant to Section 14 of the Severance Compensation Law, 1963 (“Section 14”), the Israeli employees of the Company are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Section 14 allows the Company to make yearly deposits in the severance pay fund according to the employees’ current salary. Furthermore, the fund is made available to the employee at the time when the employer-employee relationship ends, regardless of the cause of termination. Deposits under Section 14 are not recorded as an asset in the Company’s balance sheet. There was $0.1 million of employer contributions under this plan for the year ended December 31, 2023.
Net Loss Per Common Share
Earnings per share attributable to common stockholders is calculated using the two-class method, which is an earnings allocation formula that determines earnings per share for the holders of the Company’s common shares and participating securities. Although the Company’s historical convertible preferred stock contained participating rights in any dividend declared and paid by the Company and were, therefore, participating securities, the convertible preferred stock had no stated dividends and the Company has never paid any cash dividends and does not plan to pay any dividends in the foreseeable future. Net loss attributable to common stockholders and participating securities is allocated to each share on an if-converted basis as if all of the earnings for the period had been distributed. However, the participating securities do not include a contractual obligation to share in the losses of the Company and are not included in the calculation of net loss per share in the periods that have a net loss. In addition, common stock equivalent shares (whether or not participating) are excluded from the computation of diluted earnings per share in periods in which they have an anti-dilutive effect on net loss per common share.
Diluted net loss per share is computed using the more dilutive of (i) the two-class method or (ii) the if-converted method and treasury stock method, as applicable. In periods in which the Company reports a net loss attributable to common stockholders, diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. Diluted net loss per share is equivalent to basic net loss per share for the periods presented herein because common stock equivalent shares from the convertible preferred stock and stock option awards to purchase common stock (see Note 10) were antidilutive.
As a result of the Company reported net loss attributable to common stockholders for all periods presented herein, the following common stock equivalents were excluded from the computation of diluted net loss per common share for the year ended December 31, 2023 because including them would have been antidilutive (in thousands):

DECEMBER 31,
2023
Employee stock options	3,368
Series A Convertible Preferred Stock	1,349
Series A-1 Convertible Preferred Stock	1,109
Series B Convertible Preferred Stock	7,103
Total common stock equivalents	12,929
Segments
The Company’s executive management team, as a group, represents the entity’s chief operating decision maker. To date, the Company’s executive management team has viewed the Company’s operations as one segment that includes the research and development efforts of a new generation of cell therapies for patients suffering from cancer and autoimmune diseases. As a result, the financial information disclosed materially represents all the financial information related to the Company’s sole operating segment. Substantially all the Company’s consolidated operating activities, including its long-lived assets, are located within the United States and considering the Company’s pre-revenue operating stage, the Company currently has no concentration exposure to products or customers.
Recent Accounting Pronouncements
Recently Adopted Accounting Pronouncements
On January 1, 2023, the Company adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables and available-for-sale debt securities. ASU 2016-13 is effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, the standard is effective in fiscal years beginning after December 15, 2022, and interim periods within fiscal years beginning after December 15, 2023, with early adoption permitted. The adoption of this ASU did not have any impact on the Company’s consolidated financial statements.
In May 2021, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”). The amendments in ASU 2021-04 provide guidance to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The ASU is effective for fiscal years beginning after December 15, 2021. The Company adopted this standard on January 1, 2022. The adoption of this ASU did not have any impact on the Company’s consolidated financial statements.
Recently Issued Accounting Pronouncements Not Yet Adopted
In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280 on an interim and annual basis. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2023-07.
In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740) (“ASU 2023-09). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the impact of adopting ASU 2023-09.

3. PREPAID AND OTHER CURRENT ASSETS
Prepaid and other current assets consisted of the following (in thousands):

DECEMBER 31,
2023
Prepaid expenses	$1,422
Interest receivable	154
Other receivable	68
Other	6
Prepaid and other current assets	$1,650

4. PROPERTY AND EQUIPMENT, NET
Property and equipment, net, consisted of the following (in thousands):

DECEMBER 31,
2023
Lab equipment	$2,861
Manufacturing equipment	3,891
Office furniture and equipment	358
Computer equipment and software	143
Total property and equipment	7,253
Less: accumulated depreciation and amortization	(1,342)
Property and equipment, net	$5,911

Depreciation and amortization expense was approximately $1.0 million for the year ended December 31, 2023.

5. LEASES
The Company has an operating lease for its corporate headquarters containing office, lab, and manufacturing space in West Hills, California (“West Hills Lease”), as well as lab space located in Israel (“Israel Lease”).
The West Hills Lease commenced in August 2022 for a sixty-six month term with an option to extend for a period of five years. The Israel Lease is renewed annually with the current term ending in April 2024, with two options to extend for a period of one year each. The Company determined that the remaining amounts due under the Israel Lease were not material. The exercise of lease renewal options is at the Company’s sole discretion, and the Company has not renewed the Israel Lease for another one-year term. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.
After the lease commencement date and over the lease term, lease expense is recognized as a single lease cost on a straight-line basis. Lease agreements related to properties are generally comprised of lease components and non-lease components. The lease agreements include variable non-lease components, such as tenant’s share of operating expenses and tax expenses in excess of those allocated to the building, which are not significant.
16

Supplemental balance sheet information related to leases was as follows (in thousands):

		DECEMBER 31,
	BALANCE SHEET LOCATION	2023
Operating leases:
ROU assets, net	Operating lease ROU assets, net	$7,950
Lease liability, short-term	Other current liabilities	$457
Lease liability, long-term	Lease liability	$2,074

Included in the initial amount recorded to operating lease ROU assets, net were leasehold improvements that will be owned by the landlord under the terms of the lease agreement of approximately $6.7 million.
The components of lease expense were as follows (in thousands):

DECEMBER 31,
2023
Operating lease costs:
Amortization of right-of-use assets	$1,703
Interest on lease liabilities	198
Total lease costs	$1,901

Other information related to operating leases was as follows (dollars in thousands):

DECEMBER 31,
2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows from operating leases	$664
Weighted-average remaining lease term (years)	4.1
Weighted-average discount rate	7.4%

The total future minimum lease payments under non-cancelable operating leases as of December 31, 2023 were as follows (in thousands):

Years ending December 31,
2024	$627
2025	728
2026	750
2027	772
2028	65
Total future lease payments	2,942
Less: imputed interest	(411)
Total	$2,531

Rent expense was approximately $2.2 million for the year ended December 31, 2023.

6. OTHER CURRENT LIABILITIES
Other current liabilities consisted of the following (in thousands):

DECEMBER 31,
2023
Compensation	$4,055
Accrued development	2,566
Deposit liability (see Note 10)	2,175
Lease liability, short-term	457
Accrued expenses	557
Other current liabilities	$9,810

7. COMMITMENTS AND CONTINGENCIES
Litigation
In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including vendors, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products when used for their intended purposes infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim.
From time to time, the Company is subject to various claims that arise in the ordinary course of business. Additionally, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims. Management believes that any liability of the Company that may arise out of or with respect to these matters will not materially adversely affect the financial position, results of operations, or cash flows of the Company.
License Arrangements and Collaboration Agreements
First UCLA License Agreement
In February 2021, the Company entered into a license agreement (as amended, the “First UCLA License”) with the Regents of the University of California (the “University”). Under the First UCLA License, the University granted us an exclusive, royalty bearing license, with the right to sublicense through a specified number of tiers, under certain patent rights owned by the University and certain patent rights co-owned by the University and the Seattle Children’s Hospital doing business as the Seattle Children’s Research Institute (SCRI) and a non-exclusive, royalty-bearing license, with the right to sublicense through a specified number of tiers, under related technical information, in each case related to the Company's CD19/CD20 and TGF-b programs, for the development, use, and sale of products or services associated with certain inventions made in the course of research by the University’s Los Angeles campus (UCLA) and SCRI in all fields of use. The licensed territory under the First UCLA License is, with respect to the licensed patents, all territories where such patent rights exist or may come to exist, and with respect to licensed technical information, worldwide.
Under the First UCLA License, the Company made an upfront payment of $12,500, and is obligated to pay a nominal, tiered annual license maintenance fee each year of the term until the Company makes the first commercial sale of a licensed product. Pursuant to the First UCLA License, the Company also issued to the University a specified number of shares of the Company’s common stock. Upon the achievement of specified development, regulatory and commercial milestones, the Company is obligated to pay the University one-time milestone payments of up to $4.25 million in the aggregate for each licensed product. The Company has also agreed to pay the University a tiered royalty, subject to certain royalty reductions, low-single digits, or the mid-single digits if the first commercial sale of a licensed product does not occur by a specified date, on worldwide annual net sales of licensed products, and subject to a tiered minimum annual royalty payment of between a low-five figure and a low-six figure amount. The Company also agreed to pay the University a tiered percentage of any sublicense revenue in the low-double digits.
Second UCLA License Agreement
In March 2021, the Company entered into a license agreement (as amended, the “Second UCLA License”) with the University. Under the Second UCLA License, the University granted the Company an exclusive, royalty-bearing license, with the right to sublicense through a specified number of tiers, under certain patent rights owned by the University and a non-exclusive, royalty- bearing license, with the right to sublicense through a specified number of tiers, under related technical information, in each case related to the Company's TGF-b program and other technologies we may choose to develop, for the development, use, and sale of products or services associated with certain inventions made in the course of research by UCLA, in all fields of use. The licensed territory under the Second UCLA License is, with respect to the licensed patents, as amended by the second amendment as described below, the United States, Canada and Europe, and with respect to licensed technical information, worldwide.
Under the Second UCLA License, the Company paid the University an upfront license issue fee of $12,500, and is obligated to pay a nominal, tiered annual license maintenance fee each year of the term until the Company makes the first commercial sale of a licensed product. Pursuant to the First UCLA License, the Company also issued to the University a specified number of shares of the Company’s common stock. Upon the achievement of specified development, regulatory and commercial milestones, the Company is obligated to pay the University one-time milestone payments of up to $4.25 million in the aggregate for each licensed product. The Company has also agreed to pay the University a tiered royalty, subject to certain royalty reductions, in the low-single digits, or the mid-single digits if the first commercial sale of a licensed product does not occur by a specified date, on worldwide annual net sales of licensed products, and subject to a tiered minimum annual royalty payment of between a low-five figure and a low-six figure amount. The Company is also obligated to pay the University a tiered percentage of any sublicense revenue in the low-double digits.
Bioheng Collaboration
In October 2023, the Company contracted Bioheng to investigate the potential of IMPT-514 in patients with additional autoimmune disease. Bioheng will perform certain manufacturing, clinical trial management and other activities for this study that are reimbursed on a cost plus basis. Additionally, Bioheng is able to earn milestone payments of up to $1.0 million, which will be paid based on the achievement of predefined milestones. During the year ended December 31, 2023, the Company made advance payments of $0.8 million, which will be used by Bioheng to fund initial expenses incurred.

8. CONVERTIBLE PREFERRED STOCK
In July 2021, the Company entered into a Series A-1 Convertible Preferred Stock Purchase Agreement with certain investors and agreed to the sale of 1,109,147 of its Series A-1 Convertible Preferred Stock (“Series A-1 Preferred Stock”) at a purchase price of $13.5239 per share for aggregate gross proceeds of $15.0 million.
In January 2022, the Company entered into a Series B Preferred Stock Purchase Agreement with certain investors and agreed to the sale of 7,102,820 of its Series B Convertible Preferred Stock (“Series B

Preferred Stock”) at a purchase price of $15.6073 per share for aggregate gross proceeds of $110.9 million.
In connection with the Series B Preferred Stock Purchase Agreement, the Company amended and restated its existing Amended and Restated Certificate of Incorporation, in order to, among other things, (i) increase the number of authorized shares of the common stock of the Company to 14,788,000, (ii) increase the number of authorized shares of the convertible preferred stock of the Company to 9,561,430, and (iii) create a new series of convertible preferred stock, designated Series B Preferred Stock.

There were no issuances of convertible preferred stock during the year ended December 31, 2023. Convertible preferred stock outstanding as of December 31, 2023, consisted of the following:

	SHARES AUTHORIZED	SHARES ISSUED AND OUTSTANDING	ISSUANCE PRICE PER SHARE	CARRYING VALUE (IN THOUSANDS)	LIQUIDATION PREFERENCE (IN THOUSANDS)
Series A	1,349,463	1,349,463	$13.5239	$18,240	$23,290
Series A-1	1,109,147	1,109,147	13.5239	14,916	17,982
Series B	7,102,820	7,102,820	15.6073	110,142	128,253
Total	9,561,430	9,561,430		$143,298	$169,525

The holders of Series A, Series A-1, and Series B Convertible Preferred Stock have various rights, preferences and privileges as follows:
Voting—Each share of convertible preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock, except as below:
(i)Holders of the Series A and Series A-1 Convertible Preferred Stock are entitled to elect, voting together as a single class and on an as-converted basis, two members to the Company’s board of directors (the “Board of Directors”). Holders of the Series B Convertible Preferred Stock are entitled to elect, voting as a separate class, three members to the Company’s Board of Directors.
(ii)Holders of the common stock are entitled to elect, exclusively voting separately as a separate class, two members to the Board of Directors.
(iii)The balance of the total number of directors of the Company shall be elected by the holders of common stock and Preferred Stock, voting together as a single class.
Dividends—The holders of Series A, Series A-1, and Series B Convertible Preferred Stock shall be entitled to receive, out of any funds legally available, cumulative dividends prior and in preference to any dividends paid on the common stock, at the rate of 8.0% of the purchase price per share per annum, as adjusted for stock splits, stock dividends, combinations, recapitalizations, and similar transactions, when, as and if declared by the Board of Directors. After payment of such dividends on the Series A, Series A-1, and Series B Convertible Preferred Stock, any additional dividends or distributions shall be distributed among all holders of common stock in proportion to the number of shares of common stock that would be held by each such holder if all shares of convertible preferred stock were converted to common stock at the then-effective conversion rate. No dividends have been declared or paid on the Company’s convertible preferred stock.
Liquidation Preference—In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (the “Liquidation”) or a Deemed Liquidation Event (as defined below), the holders of shares of convertible preferred stock then outstanding shall be entitled to be paid an amount per share equal to the greater of:
(i)the applicable original issue price thereof, plus any accruing dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon; or

(ii)such amount as would have been payable had all shares of preferred stock been converted to shares of common stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (as defined below) of the Company.
Each of the following events are considered to be a “Deemed Liquidation Event” unless the “Requisite Holders (as defined below)” elect otherwise:
(i)A merger, reorganization or consolidation in which a) the Company is a constituent party or b) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger, reorganization or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger, reorganization or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting Company.
(ii)A sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company.
If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation of the Company, the assets of the Company legally available for distribution to the holders of convertible preferred stock are insufficient to permit the payment to such holders of the full amounts specified above, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of convertible preferred stock in proportion to the full amounts they would otherwise be entitled to receive. The Company evaluates Series A, Series A-1, and Series B Convertible Preferred Stock, which contain redemption rights, to determine whether such rights are within the control of the holder or subject to redemption upon the occurrence of uncertain events that are not solely within the Company’s control. The Company concluded that a redemption upon the occurrence of a Deemed Liquidation Event is not solely within the Company’s control and is, therefore, presented as mezzanine equity, separately from permanent equity.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment in full of all convertible preferred stock Liquidation preference amounts required to be paid to the holders of shares of convertible preferred stock, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of convertible preferred stock or the remaining proceeds available for distribution after satisfying the Liquidation Preference, as the case may be, shall be distributed among the holders of shares of common stock, pro rata based on the number of shares held by each such holder.
Redemption—Series A, Series A-1, and Series B of Convertible Preferred Stock are not redeemable.
Conversion—Each share of convertible preferred stock is convertible, at the option of the holder, at any time, into that number of fully-paid, nonassessable shares of common stock determined by dividing the original issue price for the relevant series of convertible preferred stock by the Conversion Price (as defined below) for such series. The number of shares of common stock into which each share of convertible preferred stock of a series may be converted is referred to as the “Conversion Rate” for each such series.
The Conversion Price per share for Series A and Series A-1 is $13.5239, and for Series B is $15.6073, in each case subject to adjustment from time to time for any stock dividend, stock split, combination or other similar recapitalization (further referred to “as adjusted”).

Upon any decrease or increase in the conversion price for any series of convertible preferred stock, the Conversion Rate for such series shall be appropriately increased or decreased. As of December 31, 2023, all of the shares of convertible preferred stock convert on a one-to-one basis to shares of common stock (the “Conversion Rate”).
Each share of convertible preferred stock shall automatically be converted into fully-paid, non-assessable shares of common stock at the then effective Conversion Rate for such share:
(i)upon the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s common stock, provided that the aggregate gross proceeds to the Company are not less than $35.0 million, or
(ii)the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the preferred stock then outstanding (voting as a single class and on an as-converted basis) (the “Requisite Holders”).
9. COMMON STOCK
Pursuant to the Third Certificate of Amendment to Amended and Restated Certificate of Incorporation, the Company is authorized to issue 16,728,000 shares of common stock, par value $0.0001 per share. As of December 31, 2023 there were 3,231,325 shares of common stock issued and outstanding, respectively.
As of December 31, 2023, the Company had reserved authorized shares of common stock for future issuance for purposes of satisfying conversion of convertible preferred stock and the exercise and future grant of common stock options was as follows:

DECEMBER 31,
2023
Common stock options issued and outstanding	3,367,539
Conversion of outstanding Series A-1 Convertible Preferred Stock	1,109,147
Conversion of outstanding Series A Convertible Preferred Stock	1,349,463
Conversion of outstanding Series B Convertible Preferred Stock	7,102,820
Total common shares reserved for future issuance	12,928,969

10. STOCK-BASED COMPENSATION
Equity Incentive Plans
In August 2020, the Company adopted the 2020 Employee Stock Option Plan, which was further amended effective December 2023 to increase the number of shares of common stock reserved for issuance under the plan by 85,000 shares. Prior to the 2020 Employee Stock Option Plan, the Company issued stock options under the 2017 Employee Stock Option Plan.
The Plan authorizes grants of options for up to 3,796,211 shares of common stock. Stock options must be granted with an exercise price equal to the stock’s fair market value at the date of grant. Stock options generally have 10-year terms and vest over a four-year period starting from the date specified in each agreement. At December 31, 2023, there were options for 228,158 shares available for the Company to grant under the Plan.
In March 2023, the Company’s Board of Directors approved a repricing of 2,640,762 outstanding stock options for current employees and board members who had received stock option awards with an original exercise price above $3.91. All such grants were modified to be repriced with an exercise price of $3.91. All other terms were left unchanged. The total incremental stock-based compensation expense associated with the modification of these options was $1.9 million. The incremental expense as a result of the repricing was recognized immediately for vested awards in the amount of $0.4 million, and the incremental expense for the unvested awards will be recognized over the remaining requisite service period of approximately 2.8 years. The stock option repricing was accounted for as a modification under ASC 718.
Stock Options
Subject to the terms of the 2020 and 2017 Employee Stock Option Plans (the “Plan”), the Board of Directors may grant nonstatutory stock options to purchase shares of the Company’s common stock to outside directors or service providers and either nonstatutory or incentive stock options to purchase shares of the Company’s common stock to employees.
Option Awards Activity
A summary of the Company’s stock option activity and related information under the Plan is as follows:

	OPTIONS OUTSTANDING	WEIGHTED- AVERAGE EXERCISE PRICE	WEIGHTED- AVERAGE REMAINING CONTRACTUAL TERM (YEARS)	AGGREGATE INTRINSIC VALUE (IN THOUSANDS)
Outstanding at December 31, 2022	2,855,049	$10.31	9.23	$398
Granted	817,430	$4.14
Exercised	(5,628)	0.18
Forfeited	(180,632)	6.55
Expired	(118,680)	4.50
Outstanding at December 31, 2023	3,367,539	$3.85	8.52	$201
Exercisable at December 31, 2023	1,322,793	$3.76	8.01	$201

The intrinsic values are calculated as the difference between the fair value of the Company’s common stock and the exercise price of the stock options. As of December 31, 2023, unrecognized stock-based compensation expense, including repriced options, was approximately $11.2 million, of which there was $0.1 million related to performance-based stock options subject to performance conditions. We expect to recognize these expenses over the weighted-average remaining requisite service period of approximately 2.4 years.
Stock-based compensation expense was approximately $7.9 million for the year ended December 31, 2023.
The total fair value of stock options granted during the year ended December 31, 2023 was approximately $2.7 million. The weighted-average assumptions for stock options issued for the year ended December 31, 2023 were as follows:

YEAR ENDED DECEMBER 31,
2023
Risk-free interest rate	4.1%
Expected life (years)	6.0
Expected volatility	91.3%
Expected dividend yield	0.0%
Fair value of common stock	$4.18

Restricted Stock Units
On July 7, 2021 (the “Closing Date”), the Company completed the acquisition of Kalthera, a biotechnology company that is currently progressing with certain clinical trials at the University of California, Los Angeles (“UCLA”) Jonsson Comprehensive Cancer Center, whereby it acquired all of the outstanding shares of Kalthera in exchange for issuing 2,230,286 shares of Common Stock of the Company (the “Consideration Shares”) to the former shareholders of Kalthera, with the aggregate acquisition-date fair value of $23.5 million (or $10.52 per share), which was determined to be an asset acquisition. Upon closing of the acquisition, certain former shareholders of Kalthera became employees and/or consultants of the Company. A total of 1,417,877 shares of Common Stock shares were issued to such former shareholders as part of the Consideration Shares that were subject to vesting over a three-year period following the Closing Date (the “Restricted Shares”), with such vesting contingent on the holders’ continuing their employment or consulting relationship with the Company. As these restricted shares have been issued and have voting rights, all such shares are considered to be legally issued and outstanding as of the date of issuance. There were 541,549 Restricted Shares that vested during the year ended December 31, 2023. If such former shareholder’s employment or consulting relationship is terminated prior to vesting, all of the then unvested Restricted Shares may be repurchased by the Company at the lower of (i) $13.5239, or (ii) the fair market value per share of such unvested Restricted Shares as of the date of repurchase. In certain circumstances, if an employee or consultant is terminated by the Company without cause, or resigns for good reason, the unvested Restricted Shares will vest immediately upon such termination. The Company recorded a liability for the potential obligation to repurchase the unvested shares of $14.9 million as of the Closing Date. As the Restricted Shares vest, the liability will be reduced, as the Company will no longer have the obligation to settle those shares. The remaining liability is included in other current liabilities and was $2.2 million as of December 31, 2023.
Issuance of the Restricted Shares upon the acquisition of Kalthera was considered to represent an in-substance issuance and an early exercise of outstanding options to purchase 1,417,877 shares of the Company’s common stock (the “Kalthera Options”) which vest over the three-year period following the Closing Date. The issuance date fair value of Kalthera Options was $5.8 million, which was calculated using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	0.1%
Expected term (years)	1.5
Expected volatility	97.5%
Expected dividend yield	0.0%

Because the vesting is contingent upon the former shareholders’ continued employment or consulting relationship, Kalthera Options are considered to be a post-combination compensation expense rather than part of the purchase consideration. Accordingly, the fair value of Kalthera Options of $5.8 million is recognized as stock-based compensation expense over the three-year vesting term, commencing on the Closing Date.
Stock-Based Compensation Expense
Stock-based compensation expense that has been included in the Company’s statements of operations and comprehensive loss for all stock-based compensation arrangements for the year ended December 31, 2023 was as follows (in thousands):

YEAR ENDED DECEMBER 31,
2023
Research and development expenses	$3,935
General and administrative expenses	3,965
Total stock-based compensation expense	$7,900

For the year ended December 31, 2023, approximately $2.2 million of research and development share-based compensation cost related to Kalthera Options.

11. INCOME TAXES
Loss before income taxes for the year ended December 31, 2023 is as follows (in thousands):

2023
Domestic	$(59,270)
Foreign	366
Total losses before provision for income taxes	$(58,904)

No provision for federal, state, or foreign income taxes has been recorded for the year ended December 31, 2023. The difference between the Company’s effective tax rate of 0% and the U.S. federal statutory tax rate of 21% is largely due to the Company’s net operating losses (“NOLs”), which are offset by the corresponding valuation allowance. The reconciliation of federal statutory income tax rate to the Company’s effective tax rate was as follows:

DECEMBER 31,
2023
U.S. federal statutory tax rate	21.0%
Change in valuation allowance	(19.9)
Stock-based compensation expense	(1.5)
Research and development credits	5.6
Unrecognized tax benefits	(1.7)
Worthless tax attribute write-off	(2.8)
Other	(0.7)
Income tax expenses	—%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2023 were as follows (in thousands):

DECEMBER 31,
2023
Deferred tax assets:
Net operating losses	$8,059
Accrued expenses	650
Research and development tax credits	3,649
Stock-based compensation	1,590
Lease liability	532
Capitalized research and development	10,247
Fixed assets	1,242
Other	4
Total deferred tax assets	25,973
Less: valuation allowance	(24,271)
Deferred tax assets, net	1,702
Deferred tax liabilities:
Operating lease right-of-use assets	1,670
Others	32
Total deferred tax liabilities	1,702
Net deferred tax assets	$—

At December 31, 2023, the Company had federal and state NOL carryforwards of $34.7 million and $11.0 million, respectively. The federal carryforwards are generated after 2018 and can be carried forward indefinitely, but can only be used to offset 80% of future taxable income. If not utilized, state carryforwards will begin to expire in 2038.
At December 31, 2023, the Company has federal and state research credit carryforwards, before an unrecognized tax benefit reserve, of approximately $3.1 million and $2.6 million, respectively. The federal credits begin to expire in 2041 and the California credit can be carried forward indefinitely.
The utilization of the Company’s NOLs and other tax attributes may be subject to a limitation due to the “change in ownership provisions” under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration of the net operating loss and other tax attribute carryforwards before their utilization. The Company has not yet completed a Section 382 study. The Company’s ability to utilize its net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes.
The Company has evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets. Management has considered the Company’s history of cumulative net losses incurred since inception and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets. Accordingly, the Company has established a valuation allowance against net deferred tax assets for all periods presented due to the uncertainty of realizing future tax benefits from its NOL carryforwards and other deferred tax assets. The Company periodically evaluates the recoverability of the deferred tax assets. At such time as it is determined that it is more likely than not that the deferred tax asset will be realized, the valuation allowance will be reduced.

At December 31, 2023, a valuation allowance of approximately $24.3 million had been established to offset the deferred tax assets. The valuation allowance increased by approximately $11.8 million during the year ended December 31, 2023.
The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. At December 31, 2023, the unrecognized tax benefits recorded were approximately $1.7 million, which, if recognized would not affect the effective tax rate due to the valuation allowance. It is not anticipated that there will be a significant change in the unrecognized tax benefits over the next 12 months. The following table summarizes the activity related to the Company’s gross unrecognized tax benefits for the year ended December 31, 2023 (in thousands):

YEAR ENDED DECEMBER 31,
2023
Gross unrecognized tax benefits at the beginning of the year	$625
Increases related to current year positions	1,105
Increases (decreases) related to prior year positions	—
Gross unrecognized tax benefits at the end of the year end of the year	$1,730

The Company recognizes interest expense and penalties related to the above unrecognized tax benefits within income tax expense. Management determined that no accrual for interest and penalties was required as of December 31, 2023.
The Company files U.S. federal and various state income tax returns and is subject to the examination for tax years back to 2020 and 2019 for federal and state purposes, respectively, and its NOLs dating back to inception are subject to adjustment by the taxing authorities if claimed on future tax filings for which the statute remain open to examination. The Company also files Israel tax returns and is subject to examination for tax years back to 2019.
12. SUBSEQUENT EVENTS
The Company has evaluated subsequent events occurring between the end of the most recent fiscal year and through May 3, 2024, the date the accompanying consolidated financial statements were available to be issued. Except as described below, the Company has concluded that no subsequent events have occurred that require disclosure.
In February 2024, the Company was awarded a grant for $8.0 million from the California Institute for Regenerative Medicine (“CIRM”). Proceeds from the CIRM grant will be recognized over the period necessary to match the related research and development expenses when it is probable that the Company has complied with the CIRM conditions and will receive the proceeds pursuant to the milestones defined in the grant as reimbursement of those expenditures.
In March and April 2024, in connection with the Series B Preferred Stock Purchase Agreement, the Company and certain investors executed an agreement under which the Company sold an additional tranche of 1,922,183 shares of its Series B Convertible Preferred Stock at a purchase price of $15.6073 per share for aggregate gross proceeds of $30.0 million, and amended and restated its existing Amended and Restated Certificate of Incorporation, in order to, among other things, (i) increase the number of authorized shares of common stock of the Company to 18,707,819, and (ii) increase the number of authorized shares of convertible preferred stock of the Company to 11,541,249.